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                                                                    EXHIBIT 23.4

                               CONSENT OF EXPERT



We hereby consent to the use by P&L Coal Holdings Corporation in their Registration Statement on Form S-4 dated July 14,1998, and any amendments thereto, our report dated November 8,1996, addressed to The Energy Group PLC relating to certain coal reserve information. We also consent to the reference to John T. Boyd Company under the headings "Prospectus Summary" and "Experts" in the Prospectus contained in such Registration Statement.

                                                  /s/ James W. Boyd
                                                  -----------------------------
                                                  By:             James W. Boyd
                                                                  President
                                                                  July 9, 1998